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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-96369 of Metretek Technologies, Inc. (f.k.a. Marcum Natural Gas Services, Inc.) on Form S-3 of our report dated March 17, 2000 appearing in the Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 2000